EXHIBIT 7



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                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business September 30, 2002, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                  Dollar Amounts
ASSETS                                                             In Thousands
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin                 $3,735,469
   Interest-bearing balances                                           3,791,026
Securities:
   Held-to-maturity securities                                         1,140,688
   Available-for-sale securities                                      15,232,384
Federal funds sold in domestic offices                                 1,286,657
Securities purchased under agreements to resell                        1,035,718
Loans and lease financing receivables:
   Loans and leases held for sale                                        869,285
   Loans and leases, net of unearned income   34,695,130
   LESS: Allowance for loan and lease losses     645,382
   Loans and leases, net of unearned
     income and allowance                                             34,049,748
Trading Assets                                                         9,044,881
Premises and fixed assets (including capitalized
   leases)                                                               823,722
Other real estate owned                                                      778
Investments in unconsolidated subsidiaries and
   associated companies                                                  226,274
Customers' liability to this bank on acceptances
   outstanding                                                           249,803
Intangible assets
   Goodwill                                                            1,852,232
   Other intangible assets                                                54,714
Other assets                                                           4,961,572
                                                                     -----------
Total assets                                                         $78,354,951
                                                                     ===========

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LIABILITIES
Deposits:
   In domestic offices                                              $32,962,289
   Noninterest-bearing                       12,792,415
   Interest-bearing                          20,169,874
   In foreign offices, Edge and Agreement
     subsidiaries, and IBFs                                          24,148,516
   Noninterest-bearing                          445,725
   Interest-bearing                          23,702,791
Federal funds purchased in domestic
  offices                                                               959,287
Securities sold under agreements to repurchase                          491,806
Trading liabilities                                                   2,916,377
Other borrowed money:
   (includes mortgage indebtedness and obligations
   under capitalized leases)                                          1,691,634
Bank's liability on acceptances executed and
   outstanding                                                          251,701
Subordinated notes and debentures                                     2,090,000
Other liabilities                                                     5,815,688
                                                                    ------------
Total liabilities                                                   $71,327,298
                                                                    ============
Minority interest in consolidated
   subsidiaries                                                         500,019

EQUITY CAPITAL
Perpetual preferred stock and related
   surplus                                                                    0
Common stock                                                          1,135,284
Surplus                                                               1,056,724
Retained earnings                                                     4,218,003
Accumulated other comprehensive income                                 (117,623)
Other equity capital components                                               0
Total equity capital                                                  6,527,634
                                                                    ------------
Total liabilities minority interest and equity capital.             $78,354,951
                                                                    ============

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         I, Thomas J. Mastro, Senior Vice President and Comptroller of the
above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                           Thomas J. Mastro,
                                           Senior Vice President and Comptroller

         We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.


Thomas A. Renyi
Gerald L. Hassell
Alan R. Griffith                    Directors